Exhibit 99.1

Magenta Therapeutics Reports First Quarter 2019 Financial Results and Recent Business Highlights

— Dosed first subjects in Phase 1 study of MGTA-145 first-line mobilization therapy —

— Presented updated Phase 2 clinical data on MGTA-456 cell therapy in patients with inherited metabolic disorders at American Academy of Neurology annual meeting —

— Presented preclinical data on E478 stem cell gene therapy expansion program at American Society of Gene and Cell Therapy annual meeting —

— Completed public offering of common stock in May 2019, raising gross proceeds of $64.8 million and extending the runway into the second half of 2021 —

Cambridge, MA – May 9, 2019 – Magenta Therapeutics (NASDAQ: MGTA), a clinical-stage biotechnology company developing novel medicines to bring the curative power of stem cell transplant to more patients, today reported financial results for the first quarter ended March 31, 2019 and recent business highlights.

“In 2019 we are continuing to advance our portfolio of programs toward our vision of curing more patients with autoimmune diseases, blood cancers and genetic diseases. This momentum was reflected in the recent start of our Phase 1 study of MGTA-145, our first-line therapy for stem cell mobilization and second clinical program, as well as in the extended evidence of disease benefit we see in our Phase 2 study of our MGTA-456 cell therapy in patients with inherited metabolic disorders,” said Jason Gardner, D.Phil., Chief Executive Officer and President, Magenta Therapeutics. “We are positioned to build on this momentum through additional important milestones across each of our programs and to deliver value for patients and shareholders.”

Upcoming Anticipated Milestones:

The Company plans to achieve the following key milestones in 2019:

•	Present preclinical data on C100 anti-CD45 targeted conditioning program in autoimmune disease and declare a development candidate

•	Present preclinical data on C200 anti-CD117 targeted conditioning program in gene therapy

•	Present clinical data from the Phase 1 study of MGTA-145

•	Present additional clinical data from the Phase 2 study of MGTA-456 in inherited metabolic disorders (IMDs)

Recent Business Highlights:

Dosed first subjects in Phase 1 clinical trial of MGTA-145 first-line stem cell mobilization product candidate: In April 2019, Magenta announced that it had dosed the first subjects in a Phase 1 study of MGTA-145. Magenta intends to develop MGTA-145 in autoimmune diseases, blood cancers and genetic diseases. The Phase 1 study will investigate the safety and tolerability of MGTA-145 alone and in combination with plerixafor in healthy volunteers and establish recommended Phase 2 doses. The study will also measure the number of hematopoietic stem cells in the blood after dosing with MGTA-145 alone and in combination with plerixafor. Magenta expects to present data from the study in the second half of 2019. Depending on the Phase 1 data, the Company plans to move MGTA-145 into a Phase 2 study in multiple myeloma and non-Hodgkin lymphoma in 2020.

Updated clinical data for MGTA-456 cell therapy showed continued signs of durable clinical benefit in patients with IMDs: Magenta presented updated data from the Phase 2 clinical study of MGTA-456 in patients with IMDs at the American Academy of Neurology (AAN) annual meeting in May 2019. Patients with cerebral adrenoleukodystrophy (cALD) treated with MGTA-456 in the study showed stable neurological function scores and persistent resolution of brain inflammation by MRI at 6 months post-transplant, suggesting that the progression of disease has been halted. Magenta expects to update these results in the second half of 2019.

Preclinical data on E478 stem cell gene therapy expansion program show significant increase in gene-modified stem cells: At the American Society of Gene and Cell Therapy annual meeting in May 2019, Magenta presented data showing that E478 increased the number of human hematopoietic stem cells modified with either CRISPR/Cas9 or lentiviral vector by 10-fold compared to standard culture methods. Magenta is developing E478 to achieve high doses of gene-modified stem cells for better outcomes in patients with genetic disorders, including sickle cell disease and beta-thalassemia, where gene editing or viral vector technologies are used to correct stem cells. Magenta intends to develop E478 in partnership with gene therapy companies.

Presented nine abstracts at Transplant and Cellular Therapies Conference: Magenta presented data covering the breadth of the Company’s integrated portfolio of programs at the Transplant and Cellular Therapy (TCT) annual meeting in February 2019.

Financial Results:

Cash Position: Cash, cash equivalents and marketable securities as of March 31, 2019, were $127.3 million compared to $142.6 million on December 31, 2018. In addition, earlier this week Magenta announced that it completed a public offering of common stock and raised gross proceeds of $64.8 million. Magenta anticipates that its cash, cash equivalents and marketable securities, including the proceeds from this recent financing, will be sufficient to fund operations and capital expenditures into the second half of 2021.

Research and Development Expenses: Research and development (R&D) expenses were $10.5 million in the first quarter of 2019, compared to $7.8 million in the first quarter of 2018. The increase was driven by investments related to the IND filing and clinical activities for MGTA-145, as well as the on-going clinical development of MGTA-456.

General and Administrative Expenses: General and administrative (G&A) expenses were $5.8 million for the first quarter of 2019, compared to $3.5 million for the first quarter in 2018. The increase was primarily due to increased personnel and facility costs associated with the growth of the Company.

Net Loss: Net loss was $14.8 million for the first quarter of 2019, compared to net loss of $11.2 million for the first quarter of 2018.

About Magenta Therapeutics

Headquartered in Cambridge, Mass., Magenta Therapeutics is a clinical-stage biotechnology company developing novel medicines for patients with autoimmune diseases, blood cancers and genetic diseases. By creating a platform focused on critical areas of unmet need, Magenta Therapeutics is pioneering an integrated approach to allow more patients to receive one-time, curative therapies by making the process more effective, safer and easier.

Forward-Looking Statement

This press release may contain forward-looking statements, including express or implied statements regarding Magenta’s future expectations, plans and prospects, including projections regarding future revenues and financing performance, our long-term growth, the anticipated timing of our clinical trials and regulatory filings, the development of our product candidates and advancement of our preclinical programs, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” might,” “plan,” “potential,” “project,” “should,” target,” “will” or “would” and similar expressions that constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; the expected timing of submissions for regulatory approval or review by governmental authorities, including review under accelerated approval processes; orphan drug designation eligibility; regulatory approvals to conduct trials or to market products; whether Magenta’s cash resources will be sufficient to fund Magenta’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; and other risks concerning Magenta’s programs and operations are described in additional detail in its registration statement on Form S-1, its Annual Report on Form 10-K filed on March 19, 2019, its Quarterly Reports on Form 10-Q and its other filings made with the Securities and Exchange Commission from time to time. Although Magenta’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Magenta. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this press release speaks only as of the date on which it is made. Magenta undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact

Magenta Therapeutics:

Manisha Pai, Vice President, Communications & Investor Relations

617-510-9193

mpai@magentatx.com

Magenta Therapeutics, Inc.

STATEMENT OF OPERATIONS

(unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Revenue	$—	$—

Operating expenses:
Research and development	10,537	7,849
General and administrative	5,813	3,457

Total operating expenses	16,350	11,306

Loss from operations	(16,350)	(11,306)
Interest and other income, net	1,516	145

Net loss attributable to common stockholders	$(14,834)	$(11,161)

Net loss per share attributable to common stockholders, basic and diluted	$(0.44)	$(4.53)

Weighted average common shares outstanding, basic and diluted	33,422,278	2,466,353

BALANCE SHEET DATA (unaudited) (In thousands)
	March 31, 2019	December 31, 2018
Cash, cash equivalents and marketable securities	$127,307	$142,570
Working capital	127,157	134,902
Total assets	147,692	157,313
Stockholders’ equity	134,003	145,648